As filed with the Securities and Exchange Commission on January 28, 2013

File No. 811-09739

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 14	☒
(Check appropriate box or boxes)

Master Large Cap Series LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway

Wilmington, DE 19809

(Address of Principal Executive Offices)

1-800-441-7762

(Registrant’s Telephone Number, Including Area Code)

John M. Perlowski

55 East 52nd Street

New York, New York 10055

United States of America

(Name and Address of Agent for Service)

Copies to:

Counsel for the Registrant:
SIDLEY AUSTIN LLP	Benjamin Archibald, Esq.
787 Seventh Avenue	BLACKROCK ADVISORS, LLC
New York, New York 10019-6018	55 East 52nd Street
Attention: Frank P. Bruno, Esq.	New York, New York 10022

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Master Large Cap Series LLC (the “Master LLC”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 27 of the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), as filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2013, and as amended from time to time (the “Large Cap Series Registration Statement”). Part A of the Large Cap Series Registration Statement includes the prospectuses of Large Cap Series.

The Master LLC is an open-end management investment company that was organized on October 19, 1999 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted to a Delaware limited liability company. The Master LLC consists of three portfolios: Master Large Cap Growth Portfolio (“Growth Portfolio”), Master Large Cap Value Portfolio (“Value Portfolio”), and Master Large Cap Core Portfolio (“Core Portfolio”) (each, a “Master Portfolio” and, collectively, the “Master Portfolios”). BlackRock Advisors, LLC (“BlackRock” or the “Manager”) manages the Master LLC’s investments under the overall supervision of the Board of Directors of the Master LLC.

Large Cap Series is a series fund currently consisting of seven series (each a “Series”): BlackRock Large Cap Growth Fund (“Growth Fund”), BlackRock Large Cap Value Fund (“Value Fund”), BlackRock Large Cap Core Fund (“Core Fund”), BlackRock Large Cap Core Plus Fund (“Core Plus Fund”), BlackRock Large Cap Growth Retirement Portfolio (“Retirement Growth Fund”), BlackRock Large Cap Value Retirement Portfolio (“Retirement Value Fund”) and BlackRock Large Cap Core Retirement Portfolio (“Retirement Core Fund”). Each Series, with the exception of Core Plus Fund, invests all of its assets in interests of the corresponding Master Portfolio of the Master LLC. Growth Fund, Value Fund, Core Fund, Retirement Growth Fund, Retirement Value Fund and Retirement Core Fund as well as BlackRock Balanced Capital Fund, Inc., BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

i

PART A

January 28, 2013

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5. Management

(a) Investment Manager

Each Master Portfolio’s investment manager is BlackRock Advisors, LLC (“BlackRock”). Each Master Portfolio’s sub-adviser is BlackRock Investment Management, LLC (the “Sub-Adviser”). Where applicable, “BlackRock” refers also to the Sub-Adviser.

(b) Portfolio Managers

Name	Since	Title

Chris Leavy, CFA	2012	Managing Director of BlackRock, Inc.
Peter Stournaras, CFA	2010	Managing Director of BlackRock, Inc.

Item 6. Purchase and Sale of Master LLC Interests

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Investments in each Master Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Master Portfolio. However, because each Master Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Master Portfolio’s custodian bank by a Federal Reserve Bank).

Each Master Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Item 7. Tax Information

Each Master Portfolio intends to operate as a partnership for Federal income tax purposes, or, if a Master Portfolio has only one Feeder Fund, such Master Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, each Master Portfolio will not be subject to any Federal income tax.

Item 8. Financial Intermediary Compensation

Not applicable.

Item 9. — Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

The investment objective of each Master Portfolio is long-term capital growth. In other words, each Master Portfolio tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

(b) Implementation of Investment Objectives

Outlined below are the principal strategies the Master Portfolios use in seeking to achieve their investment objectives.

Each Master Portfolio seeks to achieve its objective by investing at least 80% of its assets (which for this purpose means net assets plus any borrowings for investment purposes) in equity securities, primarily common stock, of large cap companies located in the United States that BlackRock selects from among those that are, at the time of purchase, included in each Master Portfolio’s applicable benchmark. Equity securities consist primarily of common stock, preferred stock, securities convertible into common stock and securities and other instruments whose price is linked to the value of common stock. Large cap companies are companies that at the time of purchase have a market capitalization equal to or greater than the top 80% of the companies that comprise the Russell 1000® Index. As of June 22, 2012, the most recent rebalance date, the lowest market capitalization in this group was $1.4 billion. The market capitalizations of companies in the index change with market conditions and the composition of the index. BlackRock uses a multi-factor quantitative model to look for companies within the applicable Russell 1000® Index that, in its opinion, are consistent with the investment objective of each Master Portfolio.

Each Master Portfolio will seek to outperform its benchmark:

•

Growth Portfolio will seek to outperform the Russell 1000® Growth Index by investing in equity securities that BlackRock believes have above average earnings prospects. The Russell 1000® Growth Index, a subset of the Russell 1000® index, consists of those Russell 1000® securities with greater-than-average growth orientation.

•

Value Portfolio will seek to outperform the Russell 1000® Value Index by investing in equity securities that BlackRock believes are selling at below normal valuations. The Russell 1000® Value Index, another subset of the Russell 1000® Index, consists of those Russell 1000® securities with lower price-to-book ratios and lower forecasted growth values.

•	Core Portfolio has a blended investment strategy that emphasizes a mix of both growth and value and will seek to outperform the Russell 1000® Index.

Although Growth Portfolio emphasizes growth-oriented investments, Value Portfolio emphasizes value-oriented investments and Core Portfolio uses a blend of growth and value, there are equity investment strategies common to all three Master Portfolios. Growth companies are those whose earnings growth potential appears to the Master Portfolio management team to be greater than the market in general and whose revenue growth is expected to continue for an extended period. Stocks of growth companies typically pay relatively low dividends and sell at relatively high valuations. Value companies are those that appear to be undervalued by the market as measured by certain financial formulas. In selecting securities for a Master Portfolio from that Master Portfolio’s benchmark universe, BlackRock uses a proprietary multifactor quantitative model to analyze and rank each stock in the universe based on a series of measurable factors, including valuation, accounting, fundamental momentum and investment sentiment. For each Master Portfolio, BlackRock looks for strong relative earnings growth, earnings quality and good relative valuation. A company’s stock price relative to its earnings and book value, among other factors, is also examined — if BlackRock believes that a company is overvalued, it will not be considered as an investment for any Master Portfolio. BlackRock relies on fundamental analysis throughout the investment process. Fundamental analysis is a method of stock market analysis that concentrates on “fundamental” information about the company (such as its income statement, balance sheet, earnings and sales history, products and management) to attempt to forecast future stock value, using both internal and external research.

Because a Master Portfolio generally will not hold all the stock in its applicable index, and because a Master Portfolio’s investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Master Portfolios are not “index” funds. In seeking to outperform the applicable benchmark, however, BlackRock reviews potential investments using certain criteria that are based on the securities in the applicable index. These criteria currently include the following:

•	Valuation

•	Management

•	Capital allocation

•	Business growth

•	Investor sentiment

Stock Selection Criteria:

•	Relative price to earnings and price to book ratios

•	Stability and quality of earnings

Portfolio Construction Criteria:

•	Earnings momentum and growth

•	Weighted median market capitalization of a Master Portfolio’s portfolio

•	Allocation among the economic sectors of a Master Portfolio’s portfolio as compared to the applicable index

•	Weighted individual stocks within the applicable index

Other Strategies. In addition to the principal strategies discussed above, each Master Portfolio may also invest or engage in the following investments/strategies:

Borrowing — Each Master Portfolio may borrow for temporary or emergency purposes including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions.

Convertible Securities — Each Master Portfolio may invest in convertible securities, which generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible security’s value usually reflects both the stream of current income payments and the market value of the underlying common stock.

Depositary Receipts — Each Master Portfolio may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. Each Master Portfolio may invest in unsponsored depositary receipts.

Derivatives — Each Master Portfolio may use derivative instruments to hedge its investments. Derivatives allow a Master Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Each Master Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Master Portfolio uses a derivative to offset the risks associated with other Master Portfolio holdings.

Foreign Securities — Each Master Portfolio may invest in companies located in countries other than the United States.

Illiquid/Restricted Securities — Each Master Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Each Master Portfolio may also invest in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

Investment Companies — Each Master Portfolio has the ability to invest in other investment companies, such as exchange traded funds, unit investment trusts, and open-end and closed-end funds. Each Master Portfolio may invest in affiliated investment companies including affiliated money market funds and affiliated exchange traded funds.

Master Limited Partnerships — Each Master Portfolio may invest in publicly traded master limited partnerships (“MLPs”), which are limited partnerships or limited liability companies taxable as partnerships. MLPs generally have two classes of owners, the general partner and limited partners. If investing in an MLP, the Master Portfolio intends to purchase publicly traded common units issued to limited partners of the MLP. Limited partners have a limited role in the operations and management of the MLP.

Real Estate Investment Trusts — Each Master Portfolio may invest in real estate investment trusts (“REITs”).

Securities Lending — Each Master Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

        Temporary Defensive Strategies — As a temporary measure for defensive purposes, each Master Portfolio may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. These investments may adversely affect a Master Portfolio’s ability to meet its investment objective.

U.S. Government Obligations — Each Master Portfolio may invest in debt of the United States government. There is no restriction on the maturity of the debt securities in which a Master Portfolio may invest.

When-Issued Securities and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by each Master Portfolio at an established price with payment and delivery taking place in the future. Each Master Portfolio enters into these transactions to obtain what is considered an advantageous price to each Master Portfolio at the time of entering into the transaction.

(c) Risks

This section contains a summary discussion of the general risks of investing in each Master Portfolio. As with any fund, there can be no guarantee that a Master Portfolio will meet its objective, or that a Master Portfolio’s performance will be positive over any period of time. Investors may lose money investing in a Master Portfolio. An investment in a Master Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.

Set forth below are the principal risks of investing in each Master Portfolio:

Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by a Master Portfolio could decline if the financial condition of the companies a Master Portfolio invests in decline or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

Investment Style Risk — Under certain market conditions, growth investments have performed better during the later stages of economic expansion and value stocks have performed better during periods of economic recovery. Therefore, both these investment styles may over time go in and out of favor. At times when the investment style used by a Master Portfolio is out of favor, that Master Portfolio may underperform other equity funds that use different investment styles.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which a Master Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Master Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

Each Master Portfolio also may be subject to certain other risks associated with its investments and investment strategies, including:

Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Master Portfolio interests and in the return on a Master Portfolio’s portfolio. Borrowing will cost a Master Portfolio interest expense and other fees. The costs of borrowing may reduce a Master Portfolio’s return. Borrowing may cause a Master Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Depositary Receipts Risk — The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Derivatives Risk — A Master Portfolio’s use of derivatives may reduce the Master Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of a Master Portfolio’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of a Master Portfolio to sell or otherwise close a derivatives position could expose the Master Portfolio to losses and could make derivatives more difficult for a Master Portfolio to value accurately. A Master Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master Portfolio’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Master Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master Portfolio’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax. Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation is not yet known and may not be known for some time. New regulation may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives.

Expense Risk –– Master Portfolio expenses are subject to a variety of factors, including fluctuations in the Master Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that a Master Portfolio’s net assets decrease due to market declines or redemptions, the Master Portfolio’s expenses will increase as a percentage of Master Portfolio net assets. During periods of high market volatility, these increases in the Master Portfolio’s expense ratio could be significant.

Foreign Securities Risk — Because each Master Portfolio may invest in companies located in countries other than the United States, each Master Portfolio may be exposed to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

•	Foreign holdings may be adversely affected by foreign government action

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

•	The economies of certain countries may compare unfavorably with the U.S. economy

•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult

High Portfolio Turnover Risk — Each Master Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to a Master Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Master Portfolio portfolio securities may result in the realization and/or distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Master Portfolio performance.

Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if a Master Portfolio acquires shares of investment companies, including ones affiliated with the Master Portfolio, interestholders bear both their proportionate share of expenses in the Master Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies. To the extent a Master Portfolio is held by an affiliated fund, the ability of the Master Portfolio to hold other investment companies may be limited.

Leverage Risk — Some transactions may give rise to a form of leverage. These transactions may include, among others, derivatives, and may expose the Master Portfolio to greater risk and increase its costs. As an open-end investment company registered with the Commission, each Master Portfolio is subject to the federal securities laws, including the Investment Company Act, the rules thereunder, and various Commission and Commission staff interpretive positions. In accordance with these laws, rules and positions, each Master Portfolio must “set aside” liquid assets (often referred to as “asset segregation”), or engage in other Commission- or staff-approved measures, to “cover” open positions with respect to certain kinds of instruments. The use of leverage may cause a Master Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of a Master Portfolio’s portfolio will be magnified when the Master Portfolio uses leverage.

Liquidity Risk — Liquidity risk exists when particular investments are difficult to purchase or sell. A Master Portfolio’s investments in illiquid securities may reduce the returns of the Master Portfolio because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that a Master Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master Portfolio will tend to have the greatest exposure to liquidity risk. Liquid investments may become illiquid after purchase by a Master Portfolio, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if a Master Portfolio is forced to sell these investments to meet redemption requests or for other cash needs, the Master Portfolio may suffer a loss. In addition, when there is illiquidity in the market for certain securities, a Master Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

Master Limited Partnership Risk — The common units of an MLP are listed and traded on U.S. securities exchanges and their value fluctuates predominantly based on prevailing market conditions and the success of the MLP. Unlike owners of common stock of a corporation, owners of common units have limited voting rights and have no ability annually to elect directors. In the event of liquidation, common units have preference over subordinated units, but not over debt or preferred units, to the remaining assets of the MLP.

Mid-Cap Securities Risk — The securities of mid-cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

REIT Investment Risk — Investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Master Portfolio may lose money and there may be a delay in recovering the loaned securities. A Master Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for a Master Portfolio.

When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security a Master Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Master Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC makes the top ten holdings of each Master Portfolio available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10. — Management, Organization, and Capital Structure.

(a) (1) Manager

BlackRock is the manager to the Master LLC and manages each Master Portfolio’s investments subject to the oversight of the Board of Directors of the Master LLC. While BlackRock is ultimately responsible for the management of the Master Portfolios, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. BlackRock is an indirect wholly-owned subsidiary of BlackRock, Inc.

BlackRock was organized in 1994 to perform advisory services for investment companies. BlackRock Investment Management, LLC, the sub-adviser with respect to each Master Portfolio (the “Sub-Adviser”) and an affiliate of BlackRock, is a registered investment adviser and commodity pool operator organized in 1999. BlackRock and its affiliates had approximately $3.792 trillion in investment company and other portfolio assets under management as of December 31, 2012.

The Master LLC, on behalf of each Master Portfolio, has entered into a management agreement with BlackRock (the “Management Agreement”) pursuant to which BlackRock receives as compensation for its services to each Master Portfolio a fee based on a percentage of the Master Portfolio’s average daily net assets and calculated as follows:

•	with respect to Growth Portfolio, 0.50% of Growth Portfolio’s average daily net assets not exceeding $5 billion and 0.45% of Growth Portfolio’s average daily net assets in excess of $5 billion,

•	with respect to Value Portfolio, 0.50% of Value Portfolio’s average daily net assets not exceeding $3 billion and 0.45% of Value Portfolio’s average daily net assets in excess of $3 billion, and

•

with respect to Core Portfolio, 0.50% of Core Portfolio’s average daily net assets not exceeding $1 billion, 0.45% of Core Portfolio’s average daily net assets in excess of $1 billion but not exceeding $5 billion and 0.40% of Core Portfolio’s average daily net assets in excess of $5 billion.

BlackRock may waive a portion of each Master Portfolio’s management fee in connection with a Master Portfolio’s investment in an affiliated money market fund.

For the fiscal year ended September 30, 2012, BlackRock received management fees, net of any applicable waivers, as a percentage of the average daily net assets of each Master Portfolio as follows:

Master Portfolio	Management Fees (Net of Applicable Waiver)
Growth Portfolio	0.50%
Value Portfolio	0.50%
Core Portfolio	0.47%

BlackRock has a sub-advisory agreement with the Sub-Adviser under which BlackRock pays the Sub-Adviser a monthly fee at an annual rate equal to a percentage of the advisory fee paid to BlackRock under the Management Agreement. The Sub-Adviser is responsible for the day-to-day management of each Master Portfolio.

A discussion of the basis of the Board of Directors’ approval of the Master Portfolios’ investment advisory arrangements is included in Large Cap Series’ annual shareholder report for the fiscal year ended September 30, 2012.

Conflicts of Interest. The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master Portfolios and their shareholders. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Master Portfolios. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master Portfolios. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Master Portfolios directly and indirectly invest. Thus, it is likely that the Master Portfolios will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master Portfolios. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master Portfolios and may result in an Affiliate having positions that are adverse to those of the Master Portfolios. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master Portfolios. As a result, an Affiliate may compete with the Master Portfolios for appropriate investment opportunities. The results of the Master Portfolios’ investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master Portfolios could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Master Portfolios may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Master Portfolios. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master Portfolios. The Master Portfolios’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, the Master Portfolios may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Master Portfolios also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Master Portfolios or who engage in transactions with or for the Master Portfolios, and may receive compensation for such services. The Master Portfolios may also make brokerage and other payments to Affiliates in connection with the Master Portfolios’ portfolio investment transactions.

Under a securities lending program approved by the Master LLC’s Board, the Master LLC, on behalf of the Master Portfolios, has retained an Affiliate of BlackRock to serve as the securities lending agent for the Master Portfolios to the extent that the Master Portfolios participate in the securities lending program. For these services, the lending agent may receive a fee from the Master Portfolios, including a fee based on the returns earned on the Master Portfolios’ investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master Portfolios may lend their portfolio securities under the securities lending program.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Master Portfolios and their shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

(a) (2) Portfolio Managers

Each Master Portfolio is managed by a team of financial professionals. Information about Chris Leavy, CFA, and Peter Stournaras, CFA, each Master Portfolio’s portfolio managers, is provided below.

Portfolio Manager	Primary Role	Since	Title and Recent Biography

Chris Leavy, CFA,	Jointly and primarily responsible for the day-to-day management of each Master Portfolio’s portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolios.	2012

Managing Director of BlackRock, Inc. and Chief Investment Officer of Fundamental Equity (Americas) since 2010; Oppenheimer Funds from 2000 to 2010 (Chief Investment Officer, Equities (2009-2010), Head of Equities (2007-2009), Head of Value Equity Group (2000-2006) and Portfolio Manager (2000-2008)).

Peter Stournaras, CFA,	Jointly and primarily responsible for the day-to-day management of each Master Portfolio’s portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolios	2010

Managing Director of BlackRock,

Inc. since 2010; Director at Northern

Trust Company from 2006 to 2010;

Portfolio Manager at Smith

Barney/Legg Mason from 2005 to

2006; Director at Citigroup Asset

Management from 1998 to 2005.

For more information about the portfolio managers, including other accounts managed, compensation, ownership of Master Portfolio interests, and possible conflicts of interest, please see Part B of this Registration Statement.

(a)(3) Legal Proceedings. Not applicable.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or a Master Portfolio, investors would be entitled to share, in proportion to their investment in the Master LLC or the Master Portfolio (as the case may be), in the assets of the Master LLC or Master Portfolio available for distribution to investors.

Each of Growth Portfolio, Value Portfolio and Core Portfolio is a separate series of the Master LLC. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Master Portfolio (as the case may be). Investors in a Master Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Master Portfolio. The Master LLC reserves the right to create and issue interests in additional portfolios.

Investments in the Master LLC may not be transferred, but an investor may withdraw all or any portion of its investment in any Master Portfolio at net asset value on any day on which the New York Stock Exchange (the “Exchange”) is open, subject to certain exceptions. For more information about the ability of an investor in the Master LLC to withdraw all or any portion of its investment in the Master LLC, please see Item 11 herein.

Item 11. — Shareholder Information.

(a) Pricing of Interests in the Master LLC

Each Master Portfolio’s assets and liabilities are valued primarily on the basis of market quotations. Equity investments and other instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported sale price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. Each Master Portfolio values fixed income portfolio securities and non-exchange traded derivatives using market prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Master LLC’s Board of Directors. Short-term debt securities with remaining maturities of sixty days or less may be valued on the basis of amortized cost.

Foreign currency exchange rates are generally determined as of the close of business on the Exchange. Foreign securities owned by a Master Portfolio may trade on weekends or other days when the Master Portfolio does not price its shares. As a result, a Master Portfolio’s net asset value may change on days when you will not be able to purchase or redeem the Master Portfolio’s shares. Generally, trading in foreign securities, U.S. government securities, money market instruments and certain fixed income securities is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of a Master Portfolio’s interest are determined as of such times.

When market quotations are not readily available or are not believed by BlackRock to be reliable, a Master Portfolio’s investments are valued at fair value. Fair value determinations are made by BlackRock in accordance with procedures approved by the Master LLC’s Board of Directors. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or other liability is thinly traded (e.g., municipal securities, certain small cap and emerging growth companies and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing a Master Portfolio’s assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Master Portfolio. For instance, significant events may occur between the foreign market close and the close of business on the Exchange that may not be reflected in the computation of a Master Portfolio’s net assets. If such event occurs, those instruments may be fair valued. Similarly, foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of a Master Portfolio’s pricing time.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining a Master Portfolio’s net asset value.

Each Master Portfolio may accept orders from certain authorized financial intermediaries or their designees. A Master Portfolio will be deemed to receive an order when accepted by the intermediary or designee, and the order will receive the net asset value next computed by the Master Portfolio after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

(b) Purchase of Interests in the Master LLC

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in each Master Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in each Master Portfolio. However, because each Master Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the respective Master Portfolio’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the applicable Master Portfolio.

Each Master Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Interests in the Master LLC

An investor in the Master LLC may withdraw all or a portion of its investment in any Master Portfolio on any day the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master Portfolio. The proceeds of the withdrawal will be paid by the Master Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. The right of an investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. A Master Portfolio may reject a withdrawal request under certain circumstances. Investments in any Master Portfolio of the Master LLC may not be transferred.

(d) Dividends and Distributions: Not Applicable

(e) Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in Part A of the Large Cap Series Registration Statement for more information.

(f) Tax Consequences

Each Master Portfolio intends to operate as a partnership (or, during any period when it has only one Feeder Fund, as a disregarded entity) for Federal income tax purposes. Accordingly, each Master Portfolio will not be subject to any Federal income tax. Based upon the status of each Master Portfolio as a partnership (or disregarded entity), a Feeder Fund will take into account its share of the applicable Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of a Master Portfolio’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 12. — Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master Portfolios by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Large Cap Series Registration Statement under “Account Information — Master/Feeder Structure.”

The Master LLC’s placement agent is BlackRock Investments, LLC.

PART B

January 28, 2013

Master Large Cap Series LLC

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 14. — Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Large Cap Series LLC (the “Master LLC”), dated January 28, 2013 as it may be revised from time to time (the “Master LLC’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at (800) 441-7762, or write to the Master LLC at P.O. Box 9819, Providence, Rhode Island 02940-8019. The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 27 of the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), as filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2013, as amended from time to time (the “Large Cap Series Registration Statement”). Part A of the Large Cap Series Registration Statement includes the prospectuses of Large Cap Series. Part B of the Large Cap Series Registration Statement includes the statement of additional information of Large Cap Series.

The Master LLC consists of three portfolios: Master Large Cap Growth Portfolio, Master Large Cap Value Portfolio and Master Large Cap Core Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”).

Large Cap Series is a series fund currently consisting of seven series (each a “Series”): BlackRock Large Cap Growth Fund (“Growth Fund”), BlackRock Large Cap Value Fund (“Value Fund”), BlackRock Large Cap Core Fund (“Core Fund”), BlackRock Large Cap Core Plus Fund (“Core Plus Fund”), BlackRock Large Cap Growth Retirement Portfolio (“Retirement Growth Fund”), BlackRock Large Cap Value Retirement Portfolio (“Retirement Value Fund”) and BlackRock Large Cap Core Retirement Portfolio (“Retirement Core Fund”). Each Series, with the exception of Core Plus Fund, will invest all of its assets in interests of the corresponding Master Portfolio of the Master LLC. Growth Fund, Value Fund, Core Fund, Retirement Growth Fund, Retirement Value Fund and Retirement Core Fund as well as BlackRock Balanced Capital Fund, Inc., BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

Item 15. — Master LLC History.

The Master LLC was organized as a Delaware statutory trust on October 19, 1999. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company and changed its name from Master Large Cap Series Trust to Master Large Cap Series LLC.

The Master LLC consists of three series: Master Large Cap Growth Portfolio (the “Growth Portfolio”), Master Large Cap Value Portfolio (the “Value Portfolio”) and Master Large Cap Core Portfolio (the “Core Portfolio”).

Item 16. — Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Master Portfolio of the Master LLC, the types of securities purchased by each Master Portfolio, the investment techniques used by each Master Portfolio, and certain risks relating thereto, as well as other information relating to each Master Portfolio’s investment programs, is incorporated herein by reference from the section entitled “Investment Objectives and Policies” in Part B of the Large Cap Series Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the portfolio holdings of a Master Portfolio is incorporated herein by reference to the section entitled “Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Large Cap Series Registration Statement.

Item 17. — Management of the Master LLC.

(a) Management Information

The Board of Directors of the Master LLC (the “Board”) consists of fourteen individuals (each a “Director”), twelve of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “Independent Directors”). The same individuals serve on the Board of Directors of the Large Cap Series. The BlackRock-advised Funds are organized into one complex of closed-end funds (the “Closed-End Complex”), two complexes of open-end funds (the “Equity-Liquidity Complex” and the “Equity-Bond Complex”), and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Directors also oversee as Board members the operations of the other open-end registered investment companies included in the BlackRock Fund Complex referred to as the Equity–Liquidity Complex.

The Board has the overall responsibility for the oversight of the Master LLC and each Master Portfolio. The Co-Chairs of the Board are Independent Directors, and the Chair of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee. The role of the Co-Chairs of the Board is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys and other Directors generally between meetings. The Chair of each Committee performs a similar role with respect to the Committee. The Co-Chairs of the Board or the Chair of a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Master Portfolio management, in executive session or with other service providers of each Master Portfolio. The Board has regular meetings five times a year and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

The Board has engaged the Manager to manage each Master Portfolio on a day-to-day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of the Master Portfolio and associated risks in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the Master LLC’s charter and each Master Portfolio’s investment objective and strategies. The Board reviews, on an ongoing basis, each Master Portfolio’s performance, operations and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of each Master Portfolio.

Day-to-day risk management with respect to a Master Portfolio is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. Each Master Portfolio is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to a Master Portfolio. Risk oversight forms part of the Board’s general oversight of a Master

Portfolio and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for each Master Portfolio, sub-advisers and internal auditors for the Manager or its affiliates, as appropriate, regarding risks faced by a Master Portfolio and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors and facilitates effective oversight of compliance with legal and regulatory requirements and of the Master Portfolio’s activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Master Portfolio’s compliance program and reports to the Board regarding compliance matters for each Master Portfolio and its service providers. The Independent Directors have engaged independent legal counsel to assist them in performing oversight responsibilities.

The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (Chair), Herbert I. London, Robert C. Robb, Jr. and Frederick W. Winter, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review any issues raised by the independent auditors or Master Portfolio management regarding the accounting or financial reporting policies and practices of each Master Portfolio and the internal controls of each Master Portfolio and certain service providers; (5) oversee the performance of (a) each Master Portfolio’s internal audit function provided by its investment adviser and (b) the independent auditors; (6) discuss with Master Portfolio management its policies regarding risk assessment and risk management as such matters relate to a Master Portfolio’s financial reporting and controls; and (7) resolve any disagreements between Master Portfolio management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended September 30, 2012, the Audit Committee met four times.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Dr. Matina S. Horner (Chair), Herbert I. London, Cynthia A. Montgomery, Robert C. Robb, Jr. and Toby Rosenblatt, all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the Master LLC and recommend Independent Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by the Master LLC’s shareholders as it deems appropriate. The Master LLC’s shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended September 30, 2012, the Governance Committee met five times.

The members of the Compliance Committee (the “Compliance Committee”) are Joseph P. Platt (Chair), Rodney D. Johnson, Ian A. MacKinnon and Cynthia A. Montgomery, all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock Advisors, LLC (“BlackRock” or the “Manager”) and the Master LLC’s third-party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers and recommend changes or additions to such policies and procedures; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from, oversee the annual performance review of, and make certain recommendations regarding the Fund’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended September 30, 2012, the Compliance Committee met ten times.

The members of the Performance Oversight and Contract Committee (the “Performance Oversight Committee”) are David O. Beim (Chair), Toby Rosenblatt (Vice Chair), Ronald W. Forbes, Ian A. MacKinnon and Frederick W. Winter, all of whom are Independent Directors. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee each Master Portfolio’s investment performance relative to its agreed-upon performance objectives and to assist the Independent Directors in their consideration of investment advisory agreements. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review each Master Portfolio’s investment objectives, policies and practices and each Master Portfolio’s investment performance; (2) review information on appropriate benchmarks and competitive universes and unusual or exceptional investment matters; (3) review personnel and resources devoted to management of each Master Portfolio and evaluate the nature and quality of information furnished to the Performance Oversight Committee; (4) recommend any required action regarding change in fundamental and non-fundamental investment policies and restrictions, Master Portfolio mergers or liquidations; (5) request and review information on the nature, extent and quality of services provided to the shareholders; and (6) make recommendations to the Board concerning the approval or renewal of investment advisory agreements. The Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended September 30, 2012, the Performance Oversight Committee met six times.

The members of the Executive Committee (the “Executive Committee”) are Ronald W. Forbes and Rodney D. Johnson, both of whom are Independent Directors, and Paul L. Audet, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board of Directors; (2) act on such matters as may require urgent action between meetings of the Board of Directors; and (3) exercise such other authority as may from time to time be delegated to the Committee by the Board of Directors. The Board has adopted a written charter for the Executive Committee. During the fiscal year ended September 30, 2012, the Executive Committee did not hold any formal meetings.

The Governance Committee has adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Master LLC and protecting the interests of shareholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Master Portfolio’s investment adviser, sub-advisers, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors.

Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Master LLC and the other funds in the BlackRock Fund Complex (and any predecessor funds), other investment funds, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and Committee meetings, as well as their leadership of standing and ad hoc committees throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of each of the Directors that support the conclusion that each Director should serve (or continue to serve) on the Board.

Directors	Experience, Qualifications and Skills

Independent Directors
David O. Beim	David O. Beim has served for approximately 14 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy Merrill Lynch Investment Managers, L.P. (“MLIM”) funds. Mr. Beim has served as a professor of finance and economics at the Columbia University Graduate School of Business since 1991 and has taught courses on corporate finance, international banking and emerging financial markets. The Board benefits from the perspective and background gained by his almost 20 years of academic experience. He has published numerous articles and books on a range of topics, including, among others, banking and finance. In addition, Mr. Beim spent 25 years in investment banking, including starting and running the investment banking business at Bankers Trust Company.

Ronald W. Forbes	Ronald W. Forbes has served for more than 30 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. This length of service provides Mr. Forbes with direct knowledge of the operation of the Master Portfolios and the business and regulatory issues facing the Master Portfolios. He currently serves as professor emeritus at the School of Business at the State University of New York at Albany, and has served as a professor of finance thereof since 1989. Mr. Forbes’ experience as a professor of finance provides valuable background for his service on the boards. Mr. Forbes has also served as a member of the task force on municipal securities markets for Twentieth Century Fund.

Dr. Matina S. Horner	Dr. Matina S. Horner has served for approximately eight years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from her service as executive vice president of Teachers Insurance and Annuity Association and College Retirement Equities Fund. This experience provides Dr. Horner with management and corporate governance experience. In addition, Dr. Horner served as a professor in the Department of Psychology at Harvard University and served as President of Radcliffe College for 17 years. Dr. Horner also served on various public, private and non-profit boards.

Rodney D. Johnson	Rodney D. Johnson has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 25 years of experience as a financial advisor covering a range of engagements, which has broadened his knowledge of and experience with the investment management business. Prior to founding Fairmount Capital Advisors, Inc., Mr. Johnson served as Chief Investment Officer of Temple University for two years. He served as Director of Finance and Managing Director, in addition to a variety of other roles, for the City of Philadelphia, and has extensive experience in municipal finance. Mr. Johnson was also a tenured associate professor of finance at Temple University and a research economist with the Federal Reserve Bank of Philadelphia.

Herbert I. London	Herbert I. London has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. Dr. London’s experience as president of the Hudson Institute, a world renowned think tank in Washington D.C., since 1997 and in various positions at New York University provide both background and perspective on financial, economic and global issues, which enhance his service on the Board. He has authored several books and numerous articles, which have appeared in major newspapers and journals throughout the United States.

Ian A. MacKinnon

Ian A. MacKinnon recently joined as a member of the boards of the funds in the Equity-Liquidity

Complex. Mr. MacKinnon spent over 25 years in fixed income investing. He served over 20 years as a portfolio manager at The Vanguard Group and was managing director and head of the Vanguard Fixed Income Group. The Board benefits from the perspective and experience he has gained over 25 years in portfolio management and his expertise in the fixed income markets. Mr. MacKinnon has also served as a board member of the Municipal Securities Rulemaking Board.

Cynthia A. Montgomery	Cynthia A. Montgomery has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. The Board benefits from Ms. Montgomery’s more than 20 years of academic experience as a professor at Harvard Business School where she taught courses on corporate strategy and corporate governance. Ms. Montgomery also has business management and corporate governance experience through her service on the corporate boards of a variety of public companies. She has also authored numerous articles and books on these topics.

Joseph P. Platt	Joseph P. Platt has served for over 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Platt currently serves as general partner at Thorn Partners, LP, a private investment company. Prior to his joining Thorn Partners, LP, he was an owner, director and executive vice president with Johnson and Higgins, an insurance broker and employee benefits consultant. He has over 25 years experience in the areas of insurance, compensation and benefits. Mr. Platt also serves on the boards of private, public and non-profit companies.

Robert C. Robb, Jr.	Robert C. Robb, Jr. has served for over 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Robb has over 30 years of experience in management consulting and has worked with many companies and business associations located throughout the United States. Mr. Robb brings to the Board a wealth of practical business experience across a range of industries.

Toby Rosenblatt	Toby Rosenblatt has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has served as president and general partner of Founders Investments, Ltd., a private investment limited partnership, since 1999, providing him with relevant experience with the issues faced by investment management firms and their clients. Mr. Rosenblatt has been active in the civic arena and has served as a trustee of a number of community and educational organizations for over 30 years.

Kenneth L. Urish	Kenneth L. Urish has served for over 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 30 years of experience in public accounting. Mr. Urish has served as a managing member of an accounting and consulting firm. Mr. Urish has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable Commission rules.

Frederick W. Winter	Frederick W. Winter has served for over 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from Mr. Winter’s years of academic experience, having served as a professor and dean emeritus of the Joseph M. Katz Graduate School of Business at the University of Pittsburgh since 2005, and dean thereof since 1997. He is widely regarded as a specialist in marketing strategy, marketing management, business-to-business marketing and services marketing. He has also served as a consultant to more than 50 different firms.

Interested Directors

Paul L. Audet	Mr. Audet has a wealth of experience in the investment management industry, including more than 13 years with BlackRock and over 30 years in finance and asset management. His expertise in finance is demonstrated by his positions as Chief Financial Officer of BlackRock and Head of BlackRock’s Global Cash Management business. Mr. Audet currently is a member of BlackRock’s Global Operating and Corporate Risk Management Committees, the BlackRock Alternative Investors Executive Committee and the Investment Committee for the Private Equity Fund of Funds. Prior to joining BlackRock, Mr. Audet was the Senior Vice President of Finance at PNC Bank Corp. and Chief Financial Officer of the investment management and mutual fund processing businesses and Head of PNC’s Mergers & Acquisitions unit.

Henry Gabbay	Henry Gabbay’s many years of experience in finance provide the Board with a wealth of practical business knowledge and leadership. In particular, Mr. Gabbay’s experience as a Consultant for and Managing Director of BlackRock, Inc., Chief Administrative Officer of BlackRock and President of BlackRock Funds provides the Master Portfolios with greater insight into the analysis and evaluation of both their existing investment portfolios and potential future investments as well as enhanced oversight of their investment decisions and investment valuation processes. In addition, Mr. Gabbay’s former positions as Chief Administrative Officer of BlackRock and as Treasurer of certain closed-end funds in the BlackRock Fund Complex provide the Board with direct knowledge of the operations of the Master Portfolios and their investment advisers, respectively. Mr. Gabbay’s previous service on and long-standing relationship with the Board also provide him with a specific understanding of the Master Portfolios, their operations, and the business and regulatory issues facing the Master Portfolios.

Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds, and any currently held public company and investment company directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Independent Directors[1]:

David O. Beim[3] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor of Professional Practice at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002; Chairman of Wave Hill Inc. (public garden and cultural center) from 1990 to 2006.	33 RICs consisting of 106 Portfolios	None

Ronald W. Forbes[4] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	33 RICs consisting of 106 Portfolios	None

Dr. Matina S. Horner[5] 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	33 RICs consisting of 106 Portfolios	NSTAR (electric and gas utility)

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Rodney D. Johnson[4] 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. since 1987; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2004; Director, The Committee of Seventy (civic) since 2006; Director, Fox Chase Cancer Center from 2004 to 2011.	33 RICs consisting of 106 Portfolios	None

Herbert I. London 55 East 52nd Street New York, NY 10055 1939	Director	1999 to present	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President Emeritus, Hudson Institute (policy research organization) since 2011, President thereof from 1997 to 2011 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (strategic solutions company) since 2005; Director, Cerego, LLC (software development and design) since 2005; Director, Cybersettle (dispute resolution technology) since 2009.	33 RICs consisting of 106 Portfolios	AIMS Worldwide, Inc. (marketing)

Ian A. MacKinnon 55 East 52nd Street New York, NY 10055 1948	Director	2012 to present	Director, Kennett Capital, Inc. (investments) since 2006; Director, Free Library of Philadelphia from 1999 to 2008.	33 RICs consisting of 106 Portfolios	None

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, McLean Hospital since 2005; Director, Harvard Business School Publishing from 2005 to 2010.	33 RICs consisting of 106 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt[6] 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partners, LP (private investments) since 1998; Director, WQED Multi-Media (public broadcasting not-for-profit) since 2001; Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.	33 RICs consisting of 106 Portfolios	Greenlight Capital Re, Ltd. (reinsurance) company)

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	33 RICs consisting of 106 Portfolios	None

Toby Rosenblatt[7] 55 East 52nd Street New York, NY 10055 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director, Forward Management, LLC since 2007; Director, College Access Foundation of California (philanthropic foundation) since 2009; Director, A.P. Pharma, Inc. (pharmaceuticals) from 1983 to 2011; Director, The James Irvine Foundation (philanthropic foundation) from 1998 to 2008.	33 RICs consisting of 106 Portfolios	None

Kenneth L. Urish[8] 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Chairman of the Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants since 2010 and Committee Member thereof since 2007; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation from 2001 to 2010; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.	33 RICs consisting of 106 Portfolios	None

Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005; Director, Alkon Corporation (pneumatics) since 1992; Director, Tippman Sports (recreation) since 2005; Director, Indotronix International (IT services) from 2004 to 2008.	33 RICs consisting of 106 Portfolios	None
Interested Directors[1,9]:

Paul L. Audet 55 East 52nd Street New York, NY 10055 1953	Director	2011 to present

Senior Managing Director of BlackRock, Inc. and Head of U.S. Mutual Funds since 2011; Chair of the U.S. Mutual Funds Committee reporting to the Global Executive Committee since 2011; Head of BlackRock’s Real Estate business from 2008 to 2011; Member of BlackRock’s Global Operating and Corporate Risk Management

Committees and of the BlackRock Alternative Investors Executive Committee and Investment Committee for the Private Equity Fund of Funds business since 2008; Head of BlackRock’s Global Cash Management business from 2005 to 2010; Acting Chief Financial Officer of BlackRock from 2007 to 2008; Chief Financial Officer of BlackRock from 1998 to 2005.

				158 RICs consisting of 280 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Henry Gabbay 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Consultant, BlackRock Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	158 RICs consisting of 280 Portfolios	None

[1]

Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. The Board of Directors has approved one-year extensions in the terms of Directors who turn 72 prior to December 31, 2013.

[2]

Following the combination of MLIM and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Independent Directors as joining the Master LLC’s Board in 2007, those Independent Directors first became members of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina S. Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999; and Frederick W. Winter, 1999.

[3]	Chairman of the Performance Oversight Committee.
[4]	Co-Chair of the Board.
[5]	Chair of the Governance Committee.
[6]	Chair of the Compliance Committee.
[7]	Vice Chair of the Performance Oversight Committee.
[8]	Chair of the Audit Committee.
[9]

Mr. Audet is an “interested person,” as defined in the Investment Company Act, of the Master LLC based on his position with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC based on his former positions with BlackRock, Inc. and its affiliates as well as his ownership of BlackRock, Inc. and The PNC Financial Services Group, Inc. securities.

Certain biographical and other information relating to the officers of the Master LLC is set forth below, including address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any currently held public company and investment company directorships.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships

John M. Perlowski 55 East 52nd Street New York, NY 10055 1964	President and Chief Executive Officer	2010 to present	Managing Director of BlackRock, Inc. since 2009; Global Head of BlackRock Fund Administration since 2009; Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, L.P. from 2003 to 2009; Treasurer of Goldman Sachs Mutual Funds from 2003 to 2009 and Senior Vice President thereof from 2007 to 2009; Director of Goldman Sachs Offshore Funds from 2002 to 2009; Director of Family Resource Network (charitable foundation) since 2009.	62 RICs consisting of 188 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships
Brendan Kyne 55 East 52nd Street New York, NY 10055 1977	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development and Management for BlackRock’s U.S. Retail Group since 2009 and Co-head thereof from 2007 to 2009; Vice President of BlackRock, Inc. from 2005 to 2008.	158 RICs consisting of 280 Portfolios	None

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer and Assistant Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration of PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	158 RICs consisting of 280 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007; Director of BlackRock, Inc. in 2006; Assistant Treasurer of the MLIM and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	158 RICs consisting of 280 Portfolios	None

Brian P. Kindelan 55 East 52nd Street New York, NY 10055 1959	Chief Compliance Officer and Anti-Money Laundering Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005.	158 RICs consisting of 280 Portfolios	None

Benjamin Archibald 55 East 52nd Street New York, NY 10055 1975	Secretary	2012 to present	Director of BlackRock, Inc. since 2010; Assistant Secretary to the Corporation from 2010 to 2012; General Counsel and Chief Operating Officer of Uhuru Capital Management from 2009 to 2010; Executive Director and Counsel of Goldman Sachs Asset Management from 2005 to 2009	62 RICs consisting of 188 Portfolios	None

[1]	Officers serve at the pleasure of the Board.

(b) Share Ownership

Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised Funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2012 is set forth in the chart below:

Aggregate Dollar Range of Equity Securities in
Name of Director	Master LLC[1]	Supervised Funds
Interested Directors:
Paul L. Audet	None	Over $100,000
Henry Gabbay	None	Over $100,000
Non-Interested Directors:
David O. Beim	None	Over $100,000
Ronald W. Forbes	None	Over $100,000
Dr. Matina S. Horner	None	Over $100,000
Rodney D. Johnson	None	Over $100,000
Herbert I. London	None	$50,001 – $100,000
Ian A. MacKinnon	None	None
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Toby Rosenblatt	None	Over $100,000
Kenneth L. Urish	None	Over $100,000
Frederick W. Winter	None	Over $100,000

[1]	The Master LLC does not offer interests for sale to the public.

As of January 2, 2013, the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests of the Master LLC. As of December 31, 2012, none of the Independent Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of BlackRock.

(c) Compensation of Directors

Each Director who is an Independent Director is paid as compensation an annual retainer of $250,000 per year for his or her services as a Board member to the BlackRock-advised Funds in the Equity-Liquidity Complex, including the Master LLC, and a $5,000 Board meeting fee to be paid for each in-person Board meeting attended (a $2,500 Board meeting fee for telephonic attendance at regular Board meetings), for up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case by case basis), together with out of pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Board of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committees, Compliance Committees, Governance Committees and Performance Oversight Committees and the Vice Chair of the Performance Oversight Committees are each paid an additional annual retainer of $25,000.

Mr. Gabbay is an interested Director of the Master LLC and serves as an interested board member of the other funds which comprise the Equity-Liquidity, the Equity-Bond and the closed-end BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a board member of each of these three BlackRock Fund Complexes, (i) an annual retainer of $531,250, paid quarterly in arrears, allocated to the BlackRock-advised Funds in these three BlackRock Fund Complexes, including the Master LLC, and (ii) with respect to each of the two open end BlackRock Fund Complexes, a board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each board meeting up to five board meetings held in a calendar year by each such BlackRock Fund Complex (compensation for meetings in excess of this number to be determined on a case-by-case basis). Mr. Gabbay will also be reimbursed for out-of-pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these three BlackRock Fund Complexes (including the Master LLC) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the independent board members serving on such boards. The Board of the Master LLC or of any other BlackRock-advised Fund may modify the board members’ compensation from time to time depending on market conditions and Mr. Gabbay’s compensation would be impacted by those modifications.

The following table sets forth the compensation earned by the Directors for the fiscal year ended September 30, 2012, and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2012.

Name	Compensation from Growth Portfolio	Compensation from Value Portfolio	Compensation from Core Portfolio	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Master LLC and Other BlackRock- Advised Funds[1]
Independent Directors
David O. Beim[2]	$2,406	$2,905	$5,078	None	$300,000
Ronald W. Forbes[3]	$2,563	$3,098	$5,430	None	$326,250
Dr. Matina S. Horner[4]	$2,406	$2,905	$5,078	None	$300,000
Rodney D. Johnson[3]	$2,563	$3,098	$5,430	None	$326,250
Herbert I. London	$2,209	$2,663	$4,639	None	$275,000
Ian A. MacKinnon[5]	$892	$989	$1,808	None	$172,967
Cynthia A. Montgomery	$2,209	$2,663	$4,639	None	$275,000
Joseph P. Platt[6]	$2,406	$2,905	$5,078	None	$313,750
Robert C. Robb, Jr.	$2,209	$2,663	$4,639	None	$275,000
Toby Rosenblatt[7]	$2,383	$2,881	$5,055	None	$297,500
Kenneth L. Urish[8]	$2,406	$2,905	$5,078	None	$310,000
Frederick W. Winter	$2,209	$2,663	$4,639	None	$275,000
Interested Directors
Paul L. Audet	None	None	None	None	None
Henry Gabbay	$1,682	$1,959	$3,562	None	$641,250

[1]	For the number of RICs and Portfolios from which each Director receives compensation, see the Biographical Information chart beginning on page B-3.
[2]	Chair of the Performance Oversight Committee.
[3]	Co-Chair of the Board.
[4]	Chair of the Governance Committee.
[5]	Mr. MacKinnon was appointed to serve as a Director of the Master LLC and as a director or trustee of all of the funds in the Equity-Liquidity Complex effective May 14, 2012.
[6]	Chair of the Compliance Committee.
[7]	Vice-Chair of the Performance Oversight Committee.
[8]	Chair of the Audit Committee.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics

The Master LLC, the Feeder Funds, the Manager, the Sub-Adviser and BlackRock Investment, LLC each has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

(f) Proxy Voting Policies

Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Large Cap Series Registration Statement.

Item 18. —  Control Persons and Principal Holders of Securities.

As of January 17, 2013, Large Cap Series owned 85.85% of the outstanding interests in the Master LLC and, therefore, controlled the Master LLC. BlackRock Balanced Capital Fund, Inc. owned 13.67% of the outstanding interests in the Master LLC. Currently Large Cap Series is comprised of seven funds. Set forth in the table below are the Funds comprising Large Cap Series which are Feeder Funds, the Master Portfolio in which each Fund invests and the approximate percentage ownership of Master LLC interests owned by each Fund.

	Large Cap Series
Master Portfolio	Fund	Approx. % of Master LLC Owned
Growth Portfolio	BlackRock Large Cap Growth Fund	21.34%
	BlackRock Large Cap Growth Retirement Portfolio	0.03%
Value Portfolio	BlackRock Large Cap Value Fund	21.62%
	BlackRock Large Cap Value Retirement Portfolio	0.03%
Core Portfolio	BlackRock Large Cap Core Fund	38.64%
	BlackRock Large Cap Core Retirement Portfolio	1.47%

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interests in a Master Portfolio or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors the Holders of separate Master Portfolios vote together; they generally vote separately by Master Portfolio on other matters.

Item 19. — Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A. Information relating to the investment management and other services provided to the Master LLC by the Manager is incorporated herein by reference from Part A of the Large Cap Series Registration Statement, and from the sub-section entitled “Management and Advisory Arrangements,” in Part I and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the Large Cap Series Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Large Cap Series Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from Part A or Part B of the Large Cap Series Registration Statement
Item 19(a)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 19(c)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 19(d)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 19(e)	Not Applicable
Item 19(f)	Not Applicable
Item 19(g)	Not Applicable
Item 19(h)	Part A — Back Cover

(b) Principal Underwriter

BlackRock Investments, LLC (“BRIL”), 40 East 52nd Street, New York, New York 10022, an affiliate of BlackRock, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 20. — Portfolio Managers

The Master Portfolios are managed by a team of financial professionals. Chris Leavy, CFA, and Peter Stournaras, CFA, the portfolio managers, are jointly and primarily responsible for the day-to-day management of each Master Portfolio. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of Feeder Fund shares is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” in Part I of Part B of the Large Cap Series Registration Statement.

Item 21. — Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocations for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part I of Part B of the Large Cap Series Registration Statement. Information relating to the portfolio turnover is incorporated herein by reference to each Feeder Fund’s section entitled “Fund Overview — Fees and Expenses of the Fund” in Part A of the Large Cap Series Registration Statement.

Item 22. — Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the Master LLC’s Limited Liability Company Agreement, the Directors are authorized to issue interests in each Master Portfolio of the Master LLC. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Master Portfolio in which they have invested. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share in proportion to their investment in such Master Portfolio’s net assets available for distribution to its investors. Interests in a Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Master Portfolio generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in a Master Portfolio or in the Master LLC, as the case may be. Investors in the Master LLC, or in any Master Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

A Master Portfolio shall be dissolved by unanimous consent of the Directors by written notice of dissolution to the Holders of the interests of the Master Portfolio. The Master LLC shall be dissolved upon the dissolution of the last remaining Master Portfolio.

The Limited Liability Company Agreement of the Master LLC provides that obligations of the Master LLC and the Master Portfolios are not binding upon the Directors individually but only upon the property of the Master Portfolios and that the Directors will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the Limited Liability Company Agreement protects a Director against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The Limited Liability Company Agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Master Portfolios, their investors, Directors, officers, employees and agents covering possible tort and other liabilities.

The Master LLC currently consists of three Master Portfolios. The Master LLC reserves the right to create and issue interests in a number of additional Master Portfolios. As indicated above, investors in each Master Portfolio generally participate equally in the earnings and assets of the particular Master Portfolio. Investors in each Master Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but investors in all Master Portfolios vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a Master Portfolio, the investors in such Master Portfolio are generally entitled to share in proportion to their investment in the net assets of such Master Portfolio available for distribution to investors.

Item 23. — Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a) Purchase of Interests in the Master LLC.

The aggregate net asset value of the shares of each Master Portfolio is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Each Master Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day a Master Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of each Master Portfolio is the value of the securities held by each Master Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to BlackRock, are accrued daily. Each investor in each Master Portfolio may add to or reduce its investment in each Master Portfolio on each day the Exchange is open for trading. The value of each investor’s interest in each Master Portfolio will be determined after the close of business on the Exchange by multiplying the aggregate net asset value of each Master Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in each Master Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in each Master Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in each Master Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in each Master Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Master Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Master Portfolio by all investors in each Master Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in each Master Portfolio after the close of business on the Exchange or the next determination of net asset value of the Master Portfolio.

Securities that are held by each Master Portfolio that are traded on stock exchanges or the NASDAQ Stock Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services in accordance with a valuation policy approved by the Board of Directors of the Master LLC. Short positions traded in the OTC market are valued at the last available ask price. Master Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless BlackRock believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Master LLC employs pricing services to provide certain securities prices for each Master Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Master LLC on behalf of each Master Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of each Master Portfolio’s shares are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates (such as a company announcement, market volatility or a natural disaster) may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of each Master Portfolio’s net asset value. If such events occur, those securities will be valued at their fair value as determined in good faith by the Master LLC’s Board of Directors or by BlackRock using a pricing service and/or procedures in accordance with a valuation policy approved by the Master LLC’s Board of Directors.

Each investor in the Master LLC may add to or reduce its investment in the Master Portfolio on each day the Exchange is open for trading. The value of each investor’s (including each Feeder Fund’s) interest in the Master Portfolio will be determined as of the close of business on the Exchange by multiplying the net asset value of the Master Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Master Portfolio. The close of business on the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors in the Master Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master Portfolio after the close of business of the Exchange or the next determination of net asset value of the Master Portfolio.

An investor in the Master LLC may withdraw all or a portion of its investment in any Master Portfolio on any day the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master Portfolio. The proceeds of the withdrawal will be paid by the Master Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Master Portfolio of the Master LLC generally may not be transferred.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right to redeem interests may be suspended or payment upon redemption may be delayed for more than seven days (i) for any period during which trading on the Exchange is restricted as determined by the Commission or during which the Exchange is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of a Master Portfolio is not reasonably practicable, or (iii) for such other periods as the Commission may by order permit for the protection of interestholders of a Master Portfolio. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations. Not Applicable.

(c) Offering Price. Not Applicable.

(d) Redemption in Kind. See (a) above in this Item 23.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests. Not Applicable.

Item 24. — Taxation of the Master Portfolios and Investors.

Each Master Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If a Master Portfolio has only one Feeder Fund, the Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of each Master Portfolio as a partnership (or disregarded entity), each investor in a Master Portfolio takes into account its share of such Master Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Master LLC’s fiscal year end is September 30. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Master Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Master Portfolio. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the applicable Master Portfolio as they are taken into account by that Master Portfolio.

Certain transactions of the Master Portfolios are subject to special tax rules of the Code that may, among other things (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Master Portfolios to mark to market certain types of positions held (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

        If a Master Portfolio of the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Master Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in each Master Portfolio, i.e., the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in a PFIC. If this election were made, a Feeder Fund would recognize as ordinary income its share of any increase in the value of such shares held by a Master Portfolio as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

Each Master Portfolio may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Master Portfolios to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Master Portfolio’s assets to be invested within various countries is not known.

Each Master Portfolio of the Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master Portfolio level. Thus, consistent with its investment objectives, each Master Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Master Portfolios and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing Feeder Funds that are RICs will be treated as owners of their proportionate shares of a Master Portfolio’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its net capital gain, determined, in general, on a September 30 year-end basis, plus certain undistributed amounts from previous years. Each Master Portfolio of the Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Master Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Master Portfolio.

Item 25. — Underwriters.

The exclusive placement agent for each Master Portfolio of the Master LLC is BRIL, an affiliate of BlackRock. Pursuant to the Placement Agent Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master Portfolios.

Item 26. — Calculation of Performance Data.

Not Applicable.

Item 27. — Financial Statements.

The audited financial statements of each Master Portfolio, including the report of the independent registered public accounting firm, are incorporated in this Statement of Additional Information by reference to the Annual Report for the year ended September 30, 2012 of BlackRock Large Cap Series Funds, Inc. You may request a copy of an Annual Report or Semi-Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern Time, on any business day.

PART C. OTHER INFORMATION

Item 28.	Exhibits.

Exhibit Number	Description
1(a)	—Certificate of Trust of the Registrant, filed October 19, 1999.(a)

(b)	—Amended and Restated Declaration of Trust of Registrant, dated December 14, 1999.(a)

(c)	—Certificate of Conversion Converting Master Large Cap Series Trust to Master Large Cap Series LLC.(h)

(d)	—Certificate of Formation of Master Large Cap Series LLC.(h)

(e)	—Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(h)

2	—Amended and Restated By-Laws of Registrant.(k)

3	—Copies of instruments defining the rights of shareholders, incorporated by reference to Exhibits 1 and 2 above.

4(a)

—Form of Investment Advisory Agreement between the Registrant, on behalf of Master Large Cap Growth Portfolio, Master Large Cap Value Portfolio and Master Large Cap Core Portfolio, and BlackRock Advisors, LLC.(g)

(b)	—Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.(g)

5	—Not Applicable.

6	—Not Applicable.

7	—Form of Custodian Agreement between the Registrant and Brown Brothers Harriman & Co.(b)

8(a)	—Form of Placement Agent Agreement between the Registrant and BlackRock Investments, LLC.(k)

(b)(1)	—Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties dated as of November 22, 2006.(j)

(b)(2)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 21, 2007, relating to the Credit Agreement dated as of November 22, 2006.(c)

(b)(3)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 19, 2008, relating to the Credit Agreement dated as of November 21, 2007.(i)

(b)(4)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 18, 2009, relating to the Credit Agreement dated as of November 19, 2008.(l)

(b)(5)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 17, 2010, relating to the Credit Agreement dated as of November 18, 2009.(m)

(b)(6)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 16, 2011, relating to the Credit Agreement dated as of November 17, 2010.(n)

(b)(7)

—Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 14, 2012, relating to the Credit Agreement dated as of November 16, 2011.(o)

(c)	—Form of Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC.(d)

(d)	—Form of Administrative Services Agreement between Registrant and State Street Bank and Trust Company.(e)

(e)	—Form of Administration and Accounting Services Agreement between Registrant and BNY Mellon Investment Servicing (US) Inc.(p)

9	—Not Applicable.

10	—Not required pursuant to Form N-1A General Instructions section B(2)(b).

11	—Not Applicable.

12	—Certificate of Merrill Lynch Large Cap Series Funds, Inc. and Mercury Large Cap Series Funds, Inc.(a)

13	—Not Applicable.

14	—Not Applicable.

15(a)	—Code of Ethics of Registrant.(f)

(b)	—Code of Ethics of BRIL.(f)

(c)	—Code of Ethics of BlackRock.(f)

(a)	Filed on December 22, 1999 as an Exhibit to the Registrant’s Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (File No. 811-09739) (the “Registration Statement”).

(b)	Filed on January 30, 2002 as an Exhibit to Amendment No. 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 17, 2007.
(d)	Incorporated by reference to Exhibit 8(a) to Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A of BlackRock Variable Series Funds, Inc. (File No. 2-74452), filed on April 15, 2011.
(e)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Focus Growth Fund (formerly BlackRock Focus Twenty Fund, Inc.) (File No. 333-89775), filed on March 20, 2001.
(f)	Incorporated by reference to Exhibits 15(a), 15(b) and 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 29, 2009.
(g)	Filed on October 2, 2006 as an Exhibit to Amendment No. 7 to the Registration Statement.
(h)	Filed on February 28, 2008 as an Exhibit to Amendment No. 9 to the Registration Statement.
(i)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc., (File No. 33-47875), filed on December 22, 2008.
(j)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 21, 2006.
(k)	Filed on March 2, 2009 as an Exhibit to Amendment No. 11 to the Registration Statement.
(l)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. filed on December 23, 2009.
(m)	Incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed on November 22, 2010.
(n)	Incorporated by reference to Exhibit 8(e)(6) to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of BlackRock Large Cap Series Funds, Inc. (File No. 333-89389), filed on January 27, 2012.
(o)	Incorporated by reference to Exhibit 8(e)(7) to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of BlackRock Large Cap Series Funds, Inc. (File No. 333-89389), filed on January 28, 2013.
(p)	Incorporated by reference to Exhibit 8(g) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of BlackRock Capital Appreciation Fund, Inc. (File No. 33-47875), filed on January 28, 2013.

Item 29.	Persons Controlled By Or Under Common Control With the Registrant.

The Registrant does not control and is not under common control with any other person.

Item 30.	Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC (the “Company”) will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Limited Liability Company Agreement provides:

Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Limited Liability Company Agreement further provides:

No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company or any Series against any liability to the Company or any Series to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Company or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of Investment Adviser.

See Item 10 in the Registrant’s Part A and Item 19 in Part B of the Registrant’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser, the Sub-Adviser or any of their respective officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of BlackRock Large Cap Series Funds, Inc.’s Registration Statement on Form N-1A.

Item 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or placement agent, as applicable for each of the following open-end registered investment companies including the Registrant:

BBIF Government Securities Fund

BBIF Money Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BIF Government Securities Fund

BIF Money Fund

BIF Multi-State Municipal Series Trust

BIF Tax-Exempt Fund

BIF Treasury Fund

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Allocation Target Shares

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Master LLC

BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

iShares, Inc.

iShares MSCI Russia Capped Index Fund, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Master Basic Value LLC

Master Bond LLC

Master Focus Growth LLC

Master Government Securities LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Tax-Exempt LLC

Master Treasury LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

Ready Assets Prime Money Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the principal underwriter or placement agent, as applicable for the following closed-end registered investment company:

BlackRock Fixed Income Value Opportunities

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Member, Board of Managers	None
Robert Fairbairn	Chief Executive Officer and Senior Managing Director	None
Anne Ackerley	Managing Director	None
Matthew Mallow	General Counsel and Senior Managing Director	None
Harris Oliner	Secretary and Managing Director	None
Paul Greenberg	Chief Financial Officer, Treasurer and Managing Director	None
Sally George	Managing Director	None
Francis Porcelli	Managing Director	None
Brenda Sklar	Managing Director	None
Richard Turnill	Managing Director (FSA Approved)	None
Lisa Hill	Managing Director	None
Joseph Craven	Managing Director	None
Daniel Adams	Vice President and Assistant Secretary	None
Chris Nugent	Director	None
James Smith	Director	None
Robert Kapito	Member, Board of Managers	None
Daniel Waltcher	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location Of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

(d) BlackRock Investment Management, LLC, 1 University Square Drive, Princeton, New Jersey 08540-6455 (records relating to its functions as sub-adviser).

(e) State Street Bank and Trust Company, 100 Summer Street, Boston, Massachusetts 02110 (records relating to its functions as accounting services provider).

(f) BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as accounting services provider).

(g) Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (records relating to its functions as custodian).

Item 34.	Management Services.

Other than as set forth or incorporated by reference in Item 10 of Part A and Item 17 and Item 19 of Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York, and State of New York, on the 28th day of January, 2013.

MASTER LARGE CAP SERIES LLC
(Registrant)

By:	/S/ JOHN M. PERLOWSKI
(John M. Perlowski, President and Chief Executive Officer)